UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23 2022

SRAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2629 Townsgate Road #215, Westlake Village, CA	91361
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(323) 694-9800

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common stock	SRAX	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

SRAX, Inc. (the “Company”) is providing notice that the Company has launched a website to disseminate certain material information related to its portfolio of securities at the following website: https://srax.com/stock-portfolio (the “Portfolio Website”). The Company intends disseminate material information related to the value of its securities portfolio, consisting of securities issued to the Company as compensation for services to its customers on the Portfolio Website. The most current and accurate information about the portfolio of securities will be available on the Portfolio Website, which will be updated daily. Additionally, the Portfolio Website describes or details the value of such portfolio of securities separately that are currently restricted or unrestricted. The Portfolio Website additionally outlines the dollar value of securities that have been sold in a given quarter and the projected sales of securities in upcoming quarters.

Individuals accessing the Portfolio Website are cautioned that the value of securities contained on the Portfolio Website are calculated by multiplying the quoted price of each security on its applicable exchange or interdealer quotation system, by the quantity owned. This method does not take into account any adjustment of value based on liquidity, the potential lack of an active market, excessive bid-ask spread, and other inputs used generally for valuing securities under the generally accepted principles of accounting (GAAP), the financial accounting standards board (FASB) and U.S. securities laws. Accordingly, the dollar values contained on the Portfolio Website may not be indicative of the fair value of the securities that the Company owns, and the value for which the Company may be able to sell such securities could be materially and substantially less than that presented on the Portfolio Website. Additionally, the value of the securities contained on the Portfolio Website may be materially different from the value ascribed to such securities in the Company’s periodic reports filed with the Securities and Exchange Commission. Further, as a result of the potential holding periods of such securities and other restrictions on transferability or sale, the Company may, with respect to any specific security, (i) realize substantially less value upon the sale of such security or (ii) realize no value at all. Additionally, any disclosure with regard to the ability to sell as a result of such securities being unrestricted is subject to change and is highly dependent on facts that may change and that the Company has no control over. Any projections of sales for any future quarter or other time period are forward looking and speculative and you should not place any reliance on such projections. In addition, the values of securities listed on the Portfolio Website do not take into account any embedded features that may result in the adjustment of any conversion prices or issuance of additional shares. You are further cautioned not to rely on the values listed on the Portfolio Website for purposes of determining the fair value of the Company’s portfolio of securities.

The information contained in this Item 7.01 to this Current Report on Form 8-K and the exhibit attached hereto pertaining to this item shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in the exhibits to this Form 8-K relating to this item 7.01 shall not be deemed an admission as to the materiality of any information in this report that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Cautionary Note Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to the consummation of the proposed transactions, and other statements that are not historical facts. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” “will,” and similar expressions and their variants. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2022	SRAX, Inc.

/s/ Christopher Miglino
	By:	Christopher Miglino
Chief Executive Officer